Exhibit 99.1

Ozop Energy Solutions: PCTI Receives Follow Up Orders For Battery Chargers From Largest US Nuclear Submarine Manufacturer

WARWICK, NY., October 15, 2020 — Ozop Energy Solutions. (OZSC), (“Ozon” or the “Company”), has announced that its wholly owned subsidiary, Power Conversion Technologies, Inc. (PCTI), has received an order for an additional three Battery Charger units, totaling $210,000. This will bring the total units in production to six. Modifications to this order as well as another order in production are anticipated to add an additional $140,000 to the contract.

The chargers are intended for in-hull, nuclear-propelled submarine chargers from a Fortune 500 global aerospace and defense client. The client is the largest supplier of nuclear submarines and delivered more than 100 nuclear submarines to the US Navy alone. They are the prime contractor for the Virginia-class attack submarine and the Columbia-class ballistic missile submarine.

The battery charger applications is sufficiently customized and unique, few companies globally have the capability to provide this solution to the Navy. This is now the 3rd order and the company is being told there is another in the future. Additionally, PCTI anticipates orders for separate off-hull power supplies.

“We are very proud of our people and technology we offer to the Navy, “said Bill Yargeau VP of Business Development.

“PCTI’s applications expertise and experience permits us to continue to provide solutions to difficult technological challenges in order to keep our forces mission ready. “said Catherine Chis, President

For more information on PCTI please follow on the link, www.pcti.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

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